Exhibit 10.10

THIS AGREEMENT is made on the 31 December 2024

BETWEEN

1.	STAR EQUITY ENTERPRISES LIMITED, a company incorporated in the British Virgin Islands and whose registered office is situated at OMC chambers, Wickhams Cay 1, Road Town, Tortola, British Virgin Islands (the “Lender”);

2.	SMART (TECHNOLOGY) GLOBAL LIMITED, a company incorporated in Hong Kong whose registered office is situated at No.51-53 Fuk Hi Street, Yuen Long, Hong Kong (the “Borrower”)

WHEREAS:-

As at the date hereof, the Borrower owed to the Lender loans in the principal amount of HK$75,500,000 and interest payable of HK$11,l 70,044, which is due and payable.

IT IS HEREBY AGREED as follows:-

1.	CAPITALISATION OF INTEREST PAYABLE

Interest payable of HK$11,170,044 in respect of the loans be capitalised and the Borrower no longer be obliged to pay the said interest payable.

2.	COUNTERPARTS

This Agreement may be executed in any number if counterparts and by different parties on separate counterparts which when taken together shall be deemed to constitute on agreement.

3.	GOVERNING LAW

This Agreement shall be governed by and construed in accordance with the laws of Hong Kong and the parties hereto irrevocably submit to the exclusive jurisdiction of the Courts of Hong Kong.

AS WITNESS whereof the parties or their duly authorised representatives have executed this Agreement on the date stated at the beginning of this Agreement.

THE LENDER	)
SIGNED by	)
for and on behalf of	)
STAR ENTERPRISES LIMITED	)
in the presence of	)

THE BORROWER	)
SIGNED by	)
for and on behalf of	)
SMART (TECHNOLOGY) GLOBAL LIMITED	)
in the presence of	)